      KPMG LLP 345 Park Avenue New York, NY 10154-0102       KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.    Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statements (Nos. 333-268634, 333-241023, 333-218358, 333-182334, 333-146512, 333-135279, 333-130908, 333-110361, 333-105901, 333-89826, 333- 66366, 333-51998, 333-32881, and 333-241023) on Form S-8 and the registration statements (Nos. 333- 188181, 333-188178, 333-129338, 333-105350, 333-100767, 333-86682, 333-150442, 333-152147, 333- 166080, 333-210919, 333-210917, 333-230835, 333-230836, 333-268056, and 333-268056) on Form S-3 of our reports dated March 14, 2024, with respect to the consolidated financial statements of New York Community Bancorp, Inc. and the effectiveness of internal control over financial reporting. New York, New York March 14, 2024